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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212455

PROSPECTUS SUPPLEMENT
(to Prospectus dated July 18, 2016)

15,000,000 Shares

Common Stock

Oclaro, Inc. is offering 15,000,000 shares of its common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Global Select Market under the symbol "OCLR." On September 21, 2016, the last reported sale price of our common stock on the Nasdaq Global Select Market was $8.87 per share.

Investing in our common stock involves a high degree of risk. Please read "Risk Factors" beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$8.350	$125,250,000
Underwriting Discounts and Commissions(1)	$0.501	$7,515,000
Proceeds to Oclaro, Inc. (before expenses)	$7.849	$117,735,000

(1)
We refer you to the section entitled "Underwriting" beginning on page S-17 of this prospectus supplement for additional information regarding total underwriter compensation.

Delivery of the shares of common stock is expected to be made on or about September 27, 2016. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 2,250,000 shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $8,642,250, and the total proceeds to us, before expenses, will be $135,395,250.

Sole Book-Running Manager

Jefferies

Co-Managers

Needham & Company	Stifel	Craig-Hallum Capital Group

Prospectus Supplement dated September 21, 2016

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference into this prospectus supplement as described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference" in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. In this prospectus supplement, as permitted by law, we "incorporate by reference" information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included in, or incorporated by reference into, this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed on July 11, 2016 with the SEC using a "shelf" registration process with respect to up to $175,000,000 in securities that may be sold thereunder. The shelf registration statement was declared effective by the SEC on July 18, 2016.

Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of common stock.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized any other person to provide you with different information. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before buying common stock in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms "Oclaro," "the Company," "we," "us" and "our" in this prospectus supplement and the accompanying prospectus refer to Oclaro, Inc. and its subsidiaries.

 OCLARO, INC.

Overview

During our fiscal year 2016, we were one of the leading providers of optical components, modules and subsystems for the core optical transport, service provider, enterprise and data center markets. Leveraging over three decades of laser technology innovation, photonic integration and subsystem design, we provide differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications.

We are a supplier of core optical network technology to leading telecommunications and data communications equipment companies worldwide. We target communications equipment manufacturers that integrate our optical technology into the switching, routing and transport systems they offer to the global service and content providers that are building, upgrading and operating high-performance optical networks. Service and content providers are increasingly demanding greater levels of network capacity from their communications equipment suppliers, our primary customers, in order to meet their rapidly growing network bandwidth requirements. This is being driven by bandwidth intensive applications and devices that are at the access point or edge of the network, such as all forms of mobile devices, streaming video, social media, cloud computing and voice over Internet Protocol.

The optical communications market has started to expand beyond a small number of very large service providers, and is now transitioning to a variety of open and captive networks created solely for in house use by large video services, search engines and companies offering a variety of cloud computing services. We believe that the trend toward an increase in demand for optical solutions, which increase network capacity, is in response to growing bandwidth demand driven by increased transmission of video, voice and data over optical communications networks. Service providers also seek to decrease the total cost of ownership of their networks, and many of our advanced optical solutions, both now and potentially in terms of future optical technologies to enable new network architectures, can provide a level of flexibility and responsiveness that will support these goals by enabling savings in both operational and capital expenses. The rapid development of network infrastructure underway in developing countries is also driving growth in demand for optical solutions. Increasingly, internet content providers with their own wide area networks have similar requirements and are also becoming customers for our optical network products. We design, manufacture and market optical components, modules and subsystems that generate, detect, combine and separate light signals in optical communications networks. During fiscal year 2016, we were a leading supplier of optical products at the component level, including tunable lasers, external modulators, integrated lasers and modulators and receivers. During fiscal year 2016, we were also a leading supplier of products at the module and subsystem levels, including transceivers, transponders and controlled subsystems. Many of our products enable increased flexibility in optical communications networks, making the networks more dynamic in nature. We supply transmission products at the component level and the module level into 10 gigabits per second, or Gb/s, 40 Gb/s and 100 Gb/s communications solutions.

Additionally, in data communications, or datacom, enterprises and institutions such as data centers have grown in complexity as they manage the rapidly escalating demands for increased bandwidth and diverse types of data driven through the consumerization of information technology and the transition to Software as a Service services. These next generation architectures, such as hyperscale data centers, require very high speed interconnects to support intensive data traffic within and between corporate data centers. The providers of hyperscale data centers are upgrading and deploying their own high speed local, storage and wide-area networks, also called LANs, SANs and WANs, respectively. These deployments increase the ability to utilize high-bandwidth applications that are growing in importance to their organizations and also increase utilization across telecommunications networks as this traffic leaves the LANs, SANs and WANs and travels over the network service providers' edge and core networks. We are a leading supplier of client-side and short reach optical transceivers at 10 Gb/s and 100 Gb/s into datacom and enterprise solutions.

With the increasing demand of mobile connectivity on an ever increasing range of devices, from phones to tablet computers, enabling the consumer to use bandwidth intensive applications such as video streaming requires mobile infrastructure providers to use optical solutions from the mast head to a remote terminal and/or central office. We are a supplier of optical transceivers at speeds up to 25 Gb/s into the wireless fronthaul and backhaul market.

Corporate Information

We were incorporated in Delaware in June 2004. On September 10, 2004, we became the publicly traded parent company of the Oclaro Technology Ltd (formerly Bookham Technology plc) group of companies, including Oclaro Technology Ltd, a limited company incorporated under the laws of England and Wales whose stock was previously traded on the London Stock Exchange and the NASDAQ National Market under the Bookham name. Effective January 3, 2011, our common stock is traded on the NASDAQ Global Select Market under the symbol "OCLR."

Our principal executive offices are located at 225 Charcot Avenue, San Jose, California 95131, and our telephone number at that location is (408) 383-1400. We maintain a web site with the address www.oclaro.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus supplement or accompanying prospectus and should not be considered a part of this prospectus supplement or accompanying prospectus.

"Oclaro" is a registered trademark of our company. Our logo and our other trade names, trademarks and service marks appearing in this prospectus supplement and accompanying prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus supplement and accompanying prospectus are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement and accompanying prospectus appear without the ® or ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

 THE OFFERING

Common Stock Offered	15,000,000 shares
Common Stock to be Outstanding Immediately after this Offering	162,936,427 shares
Option to Purchase Additional Shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 2,250,000 additional shares
Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. We do not have agreements or commitments for any specific acquisitions at this time. See "Use of Proceeds" on page S-9.

Risk Factors

Investing in our common stock involves significant risks. You should read the "Risk Factors" section beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus, including the risk factors described under the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended July 2, 2016 (our "Annual Report"), for a discussion of factors to consider before deciding to purchase shares of our common stock.

NASDAQ Global Select Market Symbol	"OCLR."

The number of shares of our common stock to be outstanding after this offering is based on 147,936,427 shares of our common stock outstanding as of September 1, 2016, and excludes:

  ▪
  7,077,827 shares of common stock (after excluding 255,574 shares of restricted stock included in shares outstanding as of September 1, 2016) issuable upon vesting of restricted stock awards, restricted stock units and performance-based restricted stock units outstanding as of September 1, 2016 under our equity incentive plans, with a weighted average grant date fair value of $4.46 per share; and

  ▪
  2,808,317 shares of common stock issuable upon exercise of stock options and stock appreciation rights outstanding as of September 1, 2016 under our equity incentive plans, with a weighted average exercise price of $7.12 per share;

  ▪
  7,897,699 shares of common stock available for future grant under our equity incentive plans as of September 1, 2016.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

SUMMARY FINANCIAL DATA

The table below presents financial data for the periods indicated. The summary financial data for the years ended July 2, 2016, June 27, 2015 and June 28, 2014 and as of July 2, 2016 and June 27, 2015 are derived from our audited financial statements and related notes for those periods and as of such dates that are incorporated by reference into this prospectus supplement and accompanying prospectus. The summary financial data for the years ended June 29, 2013 and June 30, 2012 and as of June 28, 2014, June 29, 2013 and June 30, 2012 have been derived from our audited financial statements and related notes for those periods and as of such dates that are not incorporated by reference into this prospectus supplement and accompanying prospectus.

The following information is only a summary. You should read this data in conjunction with our historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report and other information on file with the SEC that is incorporated by reference into this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled "Where You Can Find More Information." Our results of operations are for historical periods and are not necessarily indicative of results of operations for future periods.

Consolidated Statements of Operations Data:

	Year Ended
	July 2, 2016	June 27, 2015	June 28, 2014	June 29, 2013	June 30, 2012
	(Thousands, except per share data)
Revenues	$407,914	$341,276	$390,871	$404,629	$194,208
Operating income (loss)	15,842	(45,461)	(102,331)	(124,795)	(67,673)
Income (loss) from continuing operations	8,580	(48,234)	(102,125)	(120,295)	(63,997)
Income (loss) from discontinued operations	—	(8,458)	119,944	(2,450)	(2,506)
Net income (loss)	8,580	(56,692)	17,819	(122,745)	(66,503)
Income (loss) from continuing operations per common share:
Basic	$0.08	$(0.45)	$(1.03)	$(1.37)	$(1.27)
Diluted	$0.08	$(0.45)	$(1.03)	$(1.37)	$(1.27)
Weighted average shares of common stock outstanding:
Basic	110,599	108,144	98,986	87,770	50,396
Diluted	113,228	108,144	98,986	87,770	50,396

Consolidated Balance Sheet Data:

	July 2, 2016	June 27, 2015	June 28, 2014	June 29, 2013	June 30, 2012
	(Thousands)
Cash and cash equivalents	$95,929	$111,840	$98,973	$84,635	$61,760
Working capital	180,403	186,657	175,207	126,659	92,524
Total assets	359,049	325,884	365,685	449,894	328,306
Total stockholders' equity	166,611	153,000	207,928	154,132	167,651
Long-term obligations	75,857	71,545	18,884	48,756	12,391

The following items affect the comparability of our financial data for the periods shown in the consolidated statements of operations data above:

  ▪
  Revenues, operating income, income from continuing operations and net income in fiscal year 2016 are based on a 53 week year, as compared to a 52 week year in each of fiscal years 2015, 2014, 2013 and 2012.

  ▪
  Revenues, operating loss, loss from continuing operations and net income (loss) in fiscal year 2015, 2014 and 2013 includes the revenues, costs of revenues and operating expenses of the industrial and consumer business of Oclaro Japan through October 27, 2014, the date we completed the sale of this business to Ushio Opto.

  ▪
  Revenues, operating income (loss), income (loss) from continuing operations and net income (loss) in fiscal year 2016, 2015, 2014 and 2013 includes the revenues, costs of revenues and operating expenses of Opnext from July 23, 2012, the date we acquired Opnext, Inc.

  ▪
  Operating losses for fiscal year 2013 include $27.0 million in recognition of impairment of goodwill and other intangible assets.

  ▪
  Operating losses for fiscal years 2014 and 2013 include approximately $1.8 million and $29.5 million, respectively, in flood-related net (income) expense primarily related to settlement payments from our insurers and contract manufacturer relating to losses we incurred during the Thailand flooding.

  ▪
  Operating losses for fiscal year 2012 reflect a decline in product sales and impairment charges related to the same flooding in Thailand.

  ▪
  Loss from continuing operations for fiscal year 2013 includes a gain on bargain purchase of $24.9 million related to our acquisition of Opnext on July 23, 2012.

  ▪
  Income (loss) from discontinued operations corresponds to the net operating results of our Amplifier and Zurich Businesses, as more fully discussed in Note 3, Business Combinations and Dispositions, to our consolidated financial statements that are incorporated by reference into this prospectus supplement and accompanying prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed below, the risk factors beginning on page 3 of the accompanying prospectus, as well as the risk factors discussed under the section entitled "Risk Factors" contained in our Annual Report as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference into this prospectus supplement and accompanying prospectus in their entirety, together with all of the other information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered common stock.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for us.

You may experience future dilution as a result of future equity offerings.

To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to then-existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of September 16, 2016, we had 148,622,516 shares of common stock outstanding, all of which shares, other than shares held by our directors and executive officers which are subject to seventy-five (75) day lock-up agreements in connection with this offering, were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares offered under this prospectus supplement and the accompanying prospectus will be freely tradable without restriction or further registration upon issuance.

Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

As of July 2, 2016, we have a federal net operating loss ("NOL") carryforward of approximately $204 million (expiring in 2017-2036). Our ability to utilize a portion of this NOL carryforward to offset taxable income is currently limited due to us previously having experienced an "ownership change" for purposes of Section 382 of the Internal Revenue Code. Section 382 imposes restrictions on the use of a corporation's net operating losses, as well as certain recognized built-in losses and other carryforwards, after an "ownership change" occurs. A Section 382 "ownership change" occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an "ownership change" occurs, Section 382 imposes an annual limit on the amount of pre-change net operating losses and other losses we can use to reduce our taxable income generally equal to the product of the total value of our outstanding equity immediately prior to the "ownership change" (subject to certain adjustments) and the applicable long-term tax-exempt interest rate for the month of the "ownership change." It is possible that this issuance, either alone or together with other transactions involving our common stock (including transactions that are out of our control), may cause an additional "ownership change," resulting in an annual limitation on the usage of the entire NOL.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements, within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, about our future expectations, plans or prospects and our business. You can identify these statements by the fact that they do not relate strictly to historical or current events, and contain words such as "anticipate," "estimate," "expect," "project," "intend," "will," "plan," "believe," "should," "outlook," "could," "target," "model," "may" and other words of similar meaning in connection with discussion of future operating or financial performance. We have based our forward looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including (i) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (ii) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (iii) our dependence on a limited number of customers for a significant percentage of our revenues, (iv) our manufacturing yields, (v) our ability to effectively manage our inventory, (vi) the risks associated with delays, disruptions or quality control problems in manufacturing, (vii) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (viii) competition and pricing pressure, (ix) our ability to meet or exceed our gross margin expectations, (x) the effects of fluctuations in foreign currency exchange rates, (xi) our dependence on a limited number of suppliers and key contract manufacturers, (xii) our ability to have our manufacturing lines qualified by our customers, (xiii) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, (xiv) the absence of long-term purchase commitments from the majority of our long-term customers, (xv) our ability to conclude agreements with our customers on favorable terms, (xvi) our ability to continue increasing the percentage of sales associated with our new products, (xvii) our ability to attract and retain key personnel, (xviii) the outcome of tax audits or similar proceedings, (xix) the impact of changes in our deferred tax asset valuation allowances, (xx) our ability to maintain or increase our cash reserves and obtain debt or equity-based financing on acceptable terms or at all, (xxi) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources, (xxii) the risks associated with our international operations, (xxiii) the outcome of pending litigation against us, and (xxiv) other factors described in this prospectus supplement, including the risks related to an investment in our common stock set forth under the heading "Risk Factors," the accompanying prospectus, the documents we have filed or will file with the SEC that are incorporated by reference into this prospectus supplement and accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We cannot guarantee any future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements.

 USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $117.5 million, or approximately $135.2 million if the underwriters exercise their option to purchase additional shares of our common stock in full, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. We do not have agreements or commitments for any specific acquisitions at this time.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, restricted cash and capitalization as of and at July 2, 2016:

  ▪
  on an actual basis;

  ▪
  on an as adjusted basis to give effect to the private exchange transactions between August 8, 2016 and August 18, 2016 pursuant to which we (i) issued an aggregate of 34,659,972 shares of our common stock and (ii) made a cash payment in the amount of $4.7 million, in exchange for all $65 million in aggregate principal amount of our 6.00% Convertible Senior Notes due 2020; and

  ▪
  on an as further adjusted for this offering basis to give effect to the sale of 15,000,000 shares of common stock in this offering and the application of the estimated net proceeds to us from this offering (assuming no exercise of the underwriters' option to purchase additional shares from us) as described under "Use of Proceeds."

You should read this table in conjunction with the "Use of Proceeds" and "Prospectus Supplement Summary — Summary Financial Data" contained elsewhere in this prospectus supplement and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of July 2, 2016
	Actual	As Adjusted	As Adjusted for the offering
	(in thousands, except par value)
Cash and cash equivalents and restricted cash(1)	$96,644	$91,944	$209,479

Long-Term Debt:(2)
6.00% Convertible Senior Notes due 2020	62,058	—	—

Total long-term debt	62,058	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 1,000 shares authorized, no shares issued or outstanding	—	—	—
Common stock, $0.01 par value; 275,000 shares authorized, 112,207 shares issued and outstanding, actual; 275,000 shares authorized and 146,867 shares issued and outstanding, as adjusted; 275,000 shares authorized and 161,867 shares issued and outstanding, as further adjusted(3)	1,122	1,469	1,619
Additional paid-in capital	1,471,280	1,541,609	1,658,994
Accumulated other comprehensive income	39,821	39,821	39,821
Accumulated deficit	(1,345,612)	(1,358,929)	(1,358,929)

Total stockholders' equity	166,611	223,970	341,505

Total capitalization	$228,669	$223,970	$341,505

(1)
Restricted cash comprises $0.7 million of this amount.

(2)
Does not include $40 million available under our credit agreement. Presented net of the unamortized value of the debt discount and issuance costs related to our 6.00% Convertible Senior Notes due 2020. See Note 6, Credit Line and Notes, to our consolidated financial statements that are incorporated by reference into this prospectus supplement and accompanying prospectus for more information regarding our credit agreement and the debt discount and issuance costs.

(3)
The number of shares outstanding as of July 2, 2016, as adjusted and as adjusted for the offering does not include the following:

▪
4,735,255 shares of common stock (after excluding 286,915 shares of restricted stock included in shares outstanding as of July 2, 2016) issuable upon vesting of restricted stock awards, restricted stock units and performance-based restricted stock units outstanding as of July 2, 2016 under our equity incentive plans, with a weighted average grant date fair value of $2.67 per share; and

▪
2,974,660 shares of common stock issuable upon exercise of stock options and stock appreciation rights outstanding as of July 2, 2016 under our equity incentive plans, with a weighted average exercise price of $7.03 per share;

▪
12,823,591 shares of common stock available for future grant under our equity incentive plans as of July 2, 2016.

 PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NASDAQ Global Select Market under the symbol "OCLR." The following table sets forth, for the periods indicated, the high and low sales prices of our common stock as reported on the NASDAQ Global Select Market:

	High	Low
Fiscal Year 2017 quarter ended:
October 1, 2016 (through September 21, 2016)	$9.21	$4.58
Fiscal Year 2016 quarter ended:
July 2, 2016	$5.69	$4.25
March 26, 2016	$5.41	$3.16
December 26, 2015	$3.65	$2.24
September 26, 2015	$2.93	$2.06
Fiscal Year 2015 quarter ended:
June 27, 2015	$2.85	$1.76
March 28, 2015	$2.05	$1.40
December 27, 2014	$2.07	$1.31
September 27, 2014	$2.28	$1.50

As of September 16, 2016, there were 2,179 holders of record of our common stock. On September 21, 2016, the last reported sale price of our common stock as reported on the NASDAQ Global Select Market was $8.87 per share.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. To the extent we generate earnings, we intend to retain them for use in our business and, therefore, do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, our credit facility contains restrictions on our ability to pay cash dividends on our common stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, and any changes may result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This summary assumes that a non-U.S. holder will hold our common stock issued pursuant to this offering as a capital asset (generally, property held for investment) within the meaning of section 1221 of the Code.

This summary also does not address the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or under U.S. federal non-income tax laws. In addition, this discussion does not address the potential application of the Medicare contribution tax on net investment income or any tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

  ▪
  banks, insurance companies or other financial institutions;

  ▪
  persons subject to the alternative minimum tax;

  ▪
  tax-exempt organizations or accounts;

  ▪
  controlled foreign corporations or passive foreign investment companies;

  ▪
  dealers in securities or currencies;

  ▪
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  ▪
  persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

  ▪
  certain former citizens or long-term residents of the United States;

  ▪
  persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or

  ▪
  persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a person treated as a partner for such purposes generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors regarding the acquisition, ownership and disposition of our common stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a "non-U.S. holder" if you are a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:

  ▪
  a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes;

  ▪
  an individual who is a citizen or resident of the United States;

  ▪
  a corporation or other entity taxable as a corporation, created or organized in the United States or under the laws of the United States or any political subdivision thereof;

  ▪
  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  ▪
  a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more "United States persons" (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Distributions

We have never made any cash distributions on our common stock and do not intend to make any distributions on our common stock for the foreseeable future. However, if we do make distributions on our common stock, those distributions will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of that stock.

Any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us in a timely manner an IRS Form W-8BEN, IRS Form W-8BEN-E, as applicable, or other appropriate version of IRS Form W-8, certifying qualification for the reduced rate. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you generally may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS in a timely manner. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide the required certification to us or our paying agent, either directly or through other intermediaries. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty requires, that are attributable to a permanent establishment or fixed base maintained by you in the United States), are exempt from such withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, generally are taxed at the same graduated rates applicable to United States persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty, subject to certain adjustments.

Gain on Disposition of Our Common Stock

Subject to the discussion below, including under "Backup Withholding and Information Reporting" and "Foreign Accounts," you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

  ▪
  the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty requires, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

  ▪
  you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

  ▪
  our common stock constitutes a U.S. real property interest by reason of our status as a "United States real property holding corporation," or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests to you only if you actually or constructively hold more than 5% of our common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S.-source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence. Payments of dividends on or of proceeds from the disposition of our common stock made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, as applicable, or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of our common stock, paid to a "foreign financial institution" (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds of a disposition of our common stock paid to a "non-financial foreign entity" (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding obligations under FATCA generally apply to payments of dividends on our common stock, and under transition rules, are expected to apply to payments of gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.

We will not pay any additional amounts to holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, you may be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated September 21, 2016, between us and Jefferies LLC, as the representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC	11,250,000
Needham & Company, LLC	1,500,000
Stifel, Nicolaus & Company, Incorporated	1,500,000
Craig-Hallum Capital Group LLC	750,000

Total	15,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.3006 per share of common stock. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$8.350	$8.350	$125,250,000	$144,037,500
Underwriting discounts and commissions paid by us	$0.501	$0.501	$7,515,000	$8,642,250
Proceeds to us, before expenses	$7.849	$7.849	$117,735,000	$135,395,250

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $200,000. We have also agreed to reimburse the underwriters for certain of their expenses.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol "OCLR".

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 2,250,000 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter's initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

Our executive officers and directors have agreed, subject to specified exceptions, that they will not, and will cause any family member not to, without the prior written consent of Jefferies LLC, which may withhold its consent in its sole discretion, (i) sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a put equivalent position (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any call equivalent position (as defined in Rule 16a-1(b) under the Exchange Act), pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of any common stock or options or warrants or other rights to acquire common stock or any securities exchangeable or exercisable for or convertible into common stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into common stock (together, the Common Securities) currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such officer, director or a family member, (ii) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Security, regardless of whether any such transaction is to be settled in securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Common Security, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or publicly announce any intention to do any of the foregoing.

We have agreed, subject to specified exceptions, that we will not, without the prior written consent of Jefferies LLC, directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Common Security; (ii) effect any short sale, or establish or increase any put equivalent position or liquidate or decrease any call equivalent position of any Common Security; (iii) pledge, hypothecate or grant any security interest in any Common Security; (iv) in any other way transfer or dispose of any Common Security; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Security, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Common Security (other than as contemplated by the underwriting agreement); (vii) file any registration statement under the Securities Act in respect of any Common Security (other than as contemplated by the underwriting agreement); or (viii) publicly announce the intention to do any of the foregoing.

These restrictions terminate after the close of trading of the common stock on and including the 75th day after the date of this prospectus supplement.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 75-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

"Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

"Naked" short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

A. You confirm and warrant that you are either:

  ▪
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  ▪
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

  ▪
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

B. You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

  a.
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  b.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  c.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

In the State of Israel this prospectus supplement and the accompanying prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 - 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor's name, address and passport number or Israeli identification number.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  a.
  a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  b.
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

  i.
  to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

  ii.
  where no consideration is given for the transfer; or

  iii.
  where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a "relevant person").

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

 LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and accompanying prospectus will be passed upon by Jones Day. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule appearing in Oclaro, Inc.'s Annual Report on Form 10-K for the fiscal year ended July 2, 2016, incorporated by reference into this prospectus supplement, have been audited by Grant Thornton LLP, independent registered public accountants, as stated in their report appearing therein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website, www.oclaro.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the exhibits attached thereto, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under "Information Incorporated by Reference" are also available on our website, www.oclaro.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below (excluding any information in such documents that is deemed "furnished" and not filed with the SEC):

  ▪
  our Annual Report on Form 10-K for the fiscal year ended July 2, 2016, filed with the SEC on August 26, 2016;

  ▪
  information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended June 27, 2015 from our definitive proxy statement on Schedule 14A filed with the SEC on September 21, 2015;

  ▪
  our Current Reports on Form 8-K filed with the SEC on August 2, 2016, August 8, 2016, August 10, 2016, August 12, 2016 (on Form 8-K/A), August 22, 2016, August 29, 2016 and September 14, 2016; and

  ▪
  the description of our common stock contained in our Registration Statement on Form S-3 (File No. 333-212455) filed on July 11, 2016, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and accompanying prospectus additional documents (excluding any information in such documents that is deemed "furnished" and not filed with the SEC) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of this offering. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement and accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or accompanying prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You should rely only on the information incorporated by reference into, or provided in, this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or accompanying prospectus, or the date of the documents incorporated by reference into this prospectus supplement and accompanying prospectus.

We will provide to each person to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference into this prospectus supplement and accompanying prospectus. Requests for such documents should be directed to:

Oclaro, Inc.
225 Charcot Avenue
San Jose, California 95131
(408) 383-1400
Attention: Investor Relations

You may also access the documents incorporated by reference into this prospectus supplement and accompanying prospectus through our website at www.oclaro.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated into this prospectus supplement and accompanying prospectus or the registration statement of which they form a part.

PROSPECTUS

$175,000,000

OCLARO, INC.

Common Stock, Preferred Stock, Warrants, Debt Securities and Units

From time to time we may offer common stock, preferred stock, warrants, debt securities and units consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $175,000,000. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus.

Our common stock is traded on The Nasdaq Global Select Market under the symbol "OCLR." On July 5, 2016, the last reported sale price of our common stock was $4.64 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

We may offer these securities through agents, underwriters or dealers or directly to investors. See "Plan of Distribution" in this prospectus. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale.

You should read this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any of the common stock, preferred stock, warrants, debt securities or units unless accompanied by a prospectus supplement.

Prior to making a decision about investing in our securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and other filings we may make from time to time with the Securities and Exchange Commission. See "Risk Factors" on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 18, 2016.

You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You must not rely upon any unauthorized information or representation. We are not making an offer of the common stock, preferred stock, warrants or debt securities to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or the prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Oclaro, the Oclaro logos and all other Oclaro product and service names are registered trademarks or trademarks of Oclaro, Inc. in the United States and in other select countries. "(R)" and "TM" indicate U.S. registration and U.S. trademark, respectively. Other third party logos and product/trade names are registered trademarks or trade names of their respective companies.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell common stock, preferred stock, warrants, debt securities or units over time in one or more offerings up to a total dollar amount of $175,000,000. Each time we sell any common stock, preferred stock, warrants, debt securities or units under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus may not be used to sell any common stock, preferred stock, warrants, debt securities or units unless accompanied by a prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find Additional Information" in this prospectus, before you invest in any of the securities being offered hereby.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, about our future expectations, plans or prospects and our business. You can identify these statements by the fact that they do not relate strictly to historical or current events, and may contain words such as "anticipate," "estimate," "expect," "project," "intend," "will," "plan," "believe," "should," "outlook," "could," "target," "model," "may" and other words of similar meaning in connection with discussion of future operating or financial performance. We have based our forward looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including (i) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (ii) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (iii) our dependence on a limited number of customers for a significant percentage of our revenues, (iv) our manufacturing yields, (v) our ability to effectively manage our inventory, (vi) the risks associated with delays, disruptions or quality control problems in manufacturing, (vii) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (viii) competition and pricing pressure, (ix) our ability to meet or exceed our gross margin expectations, (x) our ability to continue increasing the percentage of sales associated with our new products, (xi) the absence of long-term purchase commitments from the majority of our long-term customers, (xii) the effects of fluctuations in foreign currency exchange rates, (xiii) our dependence on a limited number of suppliers and key contract manufacturers, (xiv) our ability to have our manufacturing lines qualified by our customers, (xv) our ability to attract and retain key personnel, (xvi) our ability to conclude agreements with our customers on favorable terms, (xvii) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, (xviii) our ability to maintain or increase our cash reserves and obtain debt or equity-based financing on acceptable terms or at all, (xix) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources, (xx) our ability to service and repay our outstanding indebtedness pursuant to the terms of the applicable agreements, (xxi) our ability to further reduce costs and operating expenses, (xxii) the risks associated with our international operations, (xxiii) the outcome of tax audits or similar proceedings, (xxiv) the outcome of pending litigation against us, and (xxv) other factors described in this prospectus, in our most recent annual report on Form 10-K, most recent quarterly report on Form 10-Q, and other documents we periodically file with the SEC. We cannot guarantee any future results, levels of activity, performance or achievements. We anticipate that subsequent events and developments may cause our views and expectations represented by the forward-looking statements included in this prospectus and the documents incorporated herein by reference to change. We assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements as a result of developments occurring after the date of this prospectus. You should not place undue reliance on forward-looking statements.

OCLARO, INC.

Overview

Oclaro, Inc., a Delaware corporation, is one of the leading providers of optical components, modules and subsystems for the core optical transport, service provider, enterprise and data center markets. Leveraging over three decades of laser technology innovation, photonic integration and subsystem design, Oclaro provides differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications. Oclaro has research and development and chip fabrication facilities in China, Italy, Japan, United Kingdom and the United States. Oclaro also has contract manufacturing sites in China, Japan, Malaysia, Taiwan and Thailand, with design, sales and service organizations in most of the major regions around the world. As used herein, "Oclaro," "we," "our," and similar terms include Oclaro, Inc. and its subsidiaries, unless the context indicates otherwise.

We were incorporated in Delaware in June 2004. Our principal executive offices are located at 225 Charcot Avenue, San Jose, California 95131, and our telephone number at that location is (408) 383-1400. We maintain a website at www.oclaro.com. Information contained in or accessible through our website does not constitute a part of this prospectus. For additional information about our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information."

THE OFFERING

From time to time we may offer common stock, preferred stock, warrants, debt securities and units consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $175,000,000. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus.

Certain persons participating in an offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of a penalty bid, in connection with such offering. For a description of these activities, see "Plan of Distribution" in this prospectus.

 RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in a prospectus supplement as well as those set forth in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from this offering primarily for general corporate purposes, including working capital.

We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by the fixed charges and combined fixed charges and preferred stock dividends.

	Fiscal Year Ended
											Nine Months Ended March 26, 2016
	July 2, 2011		June 30, 2012		June 29, 2013		June 28, 2014		June 27, 2015
Ratio of earnings to combined fixed charges and preferred stock dividends(1)
Ratio of earnings to fixed charges		(2)		(2)		(2)		(2)		(2)		(3)

(1)
We have not issued any preferred stock as of the date of this prospectus. Therefore, there were no preferred stock dividends included in our calculation of ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated above. Accordingly, for these periods, our ratio of earnings to fixed charges equals our ratio of earnings to combined fixed charges and preferred stock dividends.

(2)
For the years ended July 2, 2011, June 30, 2012, June 29, 2013, June 28, 2014 and June 27, 2015, the ratio was less than 1:1. Additional earnings of $44.8 million, $59.5 million, $120.3 million, $111.5 million and $47.9 million, respectively, would have been needed to achieve coverage of 1:1 for the applicable years.

(3)
For the nine months ended March 26, 2016, the ratio was less than 1:1. Additional earnings of $0.9 million would have been needed to achieve coverage of 1:1 for the nine months ended March 26, 2016.

For purposes of computing the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations before equity in (earnings) loss from unconsolidated affiliates plus fixed charges, amortization of capitalized interest and distributions from equity investees less capitalized interest. Fixed charges consist of interest expensed and capitalized and the estimated interest component of rent expense.

 DESCRIPTION OF CAPITAL STOCK

The following is a description of our common stock and a summary of our preferred stock. You should refer to our restated certificate of incorporation, as amended, and our amended and restated by-laws for the actual terms of our capital stock. Copies of our restated certificate of incorporation, as amended, and amended and restated by-laws may be obtained as described under the heading "Where You Can Find More Information" in this prospectus.

Authorized Capital Stock

We are authorized to issue up to 276,000,000 shares of capital stock of which 275,000,000 shares are of common stock, par value $0.01 per share, and 1,000,000 shares are of preferred stock, par value $0.01 per share. As of July 5, 2016, 112,209,890 shares of common stock and no shares of preferred stock were issued and outstanding.

Common Stock

Under our certificate of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend or other rights of outstanding preferred stock. Upon our dissolution or liquidation, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the preferential or other rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Our common stock is listed on The Nasdaq Global Select Market under the symbol "OCLR." On July 5, 2016, the last reported sale price for our common stock on The Nasdaq Global Select Market was $4.64. As of the close of business on July 5, 2016, we had approximately 2,142 stockholders of record.

The transfer agent and registrar of our common stock is Computershare.

Preferred Stock

Under our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the designations, rights, preferences, privileges, qualifications, limitations and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

If we decide to issue any preferred stock pursuant to this prospectus, we will distribute a prospectus supplement with regard to each series of preferred stock. The prospectus supplement will describe, as to the preferred stock to which it relates:

  ▪
  the designation of such series and the number of shares offered;

  ▪
  the initial public offering price at which the shares will be issued;

  ▪
  the dividend rate of that series, the conditions and dates upon which those dividends will be payable and whether those dividends will be cumulative or noncumulative;

  ▪
  the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

  ▪
  any redemption or sinking fund provisions;

  ▪
  any conversion or exchange rights of the holder or us;

  ▪
  any voting rights;

  ▪
  any restrictions on further issuances;

  ▪
  any listing of that series on any securities exchange; and

  ▪
  any other terms of that series.

Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Global Select Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Certain Provisions Affecting Control of Oclaro, Inc.

  Delaware Law

In general, Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") prohibits a publicly held Delaware corporation from engaging under certain circumstances in a "business combination" with any "interested stockholder," defined as a stockholder who owns 15% or more of the corporation's outstanding voting stock, as well as its affiliates and associates, for three years following the date that the stockholder became an interested stockholder unless:

  ▪
  the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the date the interested stockholder attained this status;

  ▪
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by (i) persons who are directors as well as officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  ▪
  on or subsequent to the relevant date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a "business combination" to include, among other things:

  ▪
  any merger or consolidation involving the corporation and the interested stockholder;

  ▪
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  ▪
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

  ▪
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have opted out of the provisions of Section 203.

  Certificate and Bylaw Provisions

  Staggered Board of Directors

Our certificate of incorporation divides our board of directors into three classes serving staggered three-year terms. In addition, our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of at least 75% of our shares of capital stock issued and outstanding entitled to vote. Any vacancy on our board of directors may only be filled by vote of a majority of our directors then in office, or by a sole remaining director. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire or discourage a third party from acquiring, control of our company.

  Stockholder Action; Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting and may not be taken by written consent in lieu of a meeting. Our certificate of incorporation further provides that special meetings of the stockholders may only be called by our board of directors, chairman of the board or chief executive officer. Under our bylaws, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with advance notice requirements. These provisions could have the effect of delaying, until the next stockholders' meeting, stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, the third party would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders' meeting, and not by written consent.

  Super-Majority Voting

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation and bylaws require the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

  Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors and officers. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty as a director, except in some circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors and officers.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, common stock, preferred stock or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

  ▪
  the title of the warrants;

  ▪
  the offering price for the warrants, if any;

  ▪
  the aggregate number of the warrants;

  ▪
  the designation and terms of the debt securities purchasable upon exercise of the warrants;

  ▪
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  ▪
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  ▪
  the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

  ▪
  the dates on which the right to exercise the warrants commences and expires;

  ▪
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  ▪
  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  ▪
  information relating to book-entry procedures, if any;

  ▪
  if applicable, a discussion of material U.S. federal income tax considerations;

  ▪
  anti-dilution provisions of the warrants, if any;

  ▪
  redemption or call provisions, if any, applicable to the warrants; and

  ▪
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

  ▪
  the title of the warrants;

  ▪
  the offering price for the warrants, if any;

  ▪
  the aggregate number of the warrants;

  ▪
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  ▪
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  ▪
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  ▪
  the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

  ▪
  the dates on which the right to exercise the warrants commences and expires;

  ▪
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  ▪
  if applicable, a discussion of material U.S. federal income tax considerations;

  ▪
  anti-dilution provisions of the warrants, if any;

  ▪
  redemption or call provisions, if any, applicable to the warrants; and

  ▪
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

 DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture to be entered into between us and U.S. Bank National Association, as trustee, as it may be amended and supplemented from time to time. We have summarized select portions of the indenture below. The summary is not complete, and is qualified in its entirety by reference to the indenture. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The form of indenture has been filed as an exhibit to the registration statement. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

General

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our senior, direct, unsecured obligations and, as such, will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The debt securities will be effectively subordinated to (i) all existing and future indebtedness or other liabilities of our subsidiaries and (ii) all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

The prospectus supplement will set forth, among other things:

  ▪
  the title of the security of the series; the title of the debt securities;

  ▪
  the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

  ▪
  whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

  ▪
  any limit on the aggregate principal amount of the debt securities;

  ▪
  the date or dates on which we will pay the principal on the debt securities and the right if any, to extend such date or dates;

  ▪
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  ▪
  the right, if any, to extend the interest periods and the duration of that extension;

  ▪
  the place or places where principal of, and premium and interest on, the debt securities will be payable;

  ▪
  the terms and conditions upon which we may redeem the debt securities;

  ▪
  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

  ▪
  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

  ▪
  the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  ▪
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

  ▪
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  ▪
  the designation of the currency or currencies in which payment of principal of, and premium and interest on, the debt securities will be made if other than U.S. dollars;

  ▪
  any provisions relating to any security provided for the debt securities;

  ▪
  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  ▪
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  ▪
  whether the debt securities may be exchangeable for and/or convertible into our common stock or any other security;

  ▪
  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

  ▪
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

  ▪
  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

  ▪
  register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  ▪
  be registered in the name of a depositary that we will identify in a prospectus supplement;

  ▪
  be deposited with the trustee as custodian for the depositary or its nominee; and

  ▪
  bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  ▪
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

  ▪
  we execute and deliver to the trustee an officer's certificate to the effect that such global securities shall be so exchangeable; or

  ▪
  an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

  ▪
  will not be entitled to have the debt securities registered in their names;

  ▪
  will not be entitled to physical delivery of certificated debt securities; and

  ▪
  will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's acts or omissions or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:

  ▪
  the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;

  ▪
  the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

  ▪
  immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

  ▪
  an officer's certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

  ▪
  default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

  ▪
  default in the payment of principal of, or premium on, any debt security of that series when due and payable;

  ▪
  failure on our part to comply with the covenant described under "— Consolidation, Merger and Sale of Assets";

  ▪
  default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

  ▪
  certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and

  ▪
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  ▪
  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

  ▪
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

  ▪
  cure any ambiguity, defect or inconsistency;

  ▪
  conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this "Description of Debt Securities" or description of the debt securities found in the prospectus supplement as evidenced by an officer's certificate;

  ▪
  provide for the issuance of additional debt securities;

  ▪
  provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under "Consolidation, Merger and Sale of Assets" of the indenture is complied with;

  ▪
  add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

  ▪
  add guarantees with respect to the debt securities;

  ▪
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  ▪
  secure the debt securities;

  ▪
  add or appoint a successor or separate trustee;

  ▪
  make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer's certificate; or

  ▪
  obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

  ▪
  reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

  ▪
  change the place of payment or currency in which principal, any premium or interest is paid;

  ▪
  impair the right to institute suit for the enforcement of any payment on the debt securities;

  ▪
  waive a payment default with respect to the debt securities;

  ▪
  reduce the interest rate or extend the time for payment of interest on the debt securities;

  ▪
  make any change to the amendment and modification provisions in the indenture; or

  ▪
  reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance.    The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants.    The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.

The conditions include:

  ▪
  depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

  ▪
  delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby, including the following:

  ▪
  the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  ▪
  any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  ▪
  whether the units will be issued in fully registered or global form.

 PLAN OF DISTRIBUTION

We may sell the offered securities:

  ▪
  through underwriters or dealers;

  ▪
  directly to purchasers, including our affiliates and stockholders, in a rights offering;

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  in "at the market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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  through agents; or

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  through a combination of any of these methods.

Each prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price or initial public offering price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement that will be used by the underwriters to make resales of the securities. The underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities; and short positions created by the underwriters involve the sale by the underwriters of a greater number of securities than they are required or have the option to purchase from us in the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC's website is http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed pursuant to Items 2.02 or 7.01 of any current report on Form 8-K), including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until all offerings under this registration statement are terminated or completed:

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  Our Annual Report on Form 10-K for the fiscal year ended June 27, 2015, filed with the SEC on August 28, 2015, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on September 21, 2015 in connection with our 2015 Annual Meeting of Stockholders held on November 10, 2015, incorporated by reference therein;

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  Our Quarterly Reports on Form 10-Q for the quarters ended September 26, 2015, December 26, 2015 and March 26, 2016;

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  Our Current Reports on Form 8-K filed August 4, 2015, November 10, 2015 and March 8, 2016; and

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  The description of our common stock contained in our Registration Statement on Form S-3 (File No. 333-145665) filed on August 24, 2007, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to:

Oclaro, Inc.
225 Charcot Avenue
San Jose, California 95131
(408) 383-1400
Attention: Investor Relations

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common stock, preferred stock, warrants and debt securities to be offered and sold by this prospectus and the applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices referred to above. Any statement made in this prospectus or the prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

LEGAL MATTERS

Jones Day will pass upon the validity of the common stock, preferred stock, warrants and debt securities being offered hereby.

EXPERTS

The financial statements, schedules, and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

15,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Jefferies

Co-Managers

Needham & Company

Stifel

Craig-Hallum Capital Group

September 21, 2016